FOR IMMEDIATE RELEASE                            Quarterly Report
       Date:  July 17, 2003                             Stock Exchange: Nasdaq
       Contact:  Donald F. Holt, EVP/CFO
       (717) 920-5801, Fax (717) 920-1683



           COMMUNITY BANKS, INC. REPORTS RISE IN 2nd QUARTER EARNINGS

     Harrisburg, PA- Community Banks, Inc. "Community" (Listed on Nasdaq: CMTY)

     Community Banks, Inc., a Harrisburg, Pennsylvania-based financial services company, continued to report improved earnings performance for both the second quarter and first half of 2003. In the second quarter, earnings per share rose to $0.50, or nearly 9% over the $0.46 reported in the same quarter of 2002. At the same time, net income for the period rose to almost $5.0 million compared with $4.6 million in the second quarter of the year earlier period. Results for the second quarter of 2003 produced a return on average assets and return on average equity, two common measures of financial institution performance, of 1.12% and 14.62%, respectively.

     While steady improvement was recorded on a quarterly basis, year-to-date performance rose more substantially as earnings per share for the first six months of 2003 reached $1.02, a 12% increase over the $0.91 recorded in the first half of 2002. Net income for the first half of 2003 was in excess of $10 million. Results for both the second quarter and first half of 2003 were influenced by a number of factors, including an uncertain economic climate, a record decline in the level of interest rates, and ongoing efforts to reposition the investment portfolio to accommodate improved loan demand. Declines in key benchmark interest rates continued to compress net interest margin performance and constrained the overall rate of growth in net interest income. Despite the influence of these negative extrinsic factors, profit performance was enhanced by renewed loan growth trends, by a sustained credit quality focus, and by the continued diversification of the non-interest fee and service income revenue base. Operating expenses have continued to increase at a level commensurate with the rate of increase in related revenue generation activities, and also included the impact of a marketing campaign to promote brand awareness during the first half of the year.


     Growth trends in loans and overall earning assets rebounded during the quarter, reversing a period of less robust growth experienced since the economic downturn that began in early 2002. Quarter-over-quarter average loan growth was 10.5% in the second quarter of 2003 compared to the same period of 2002. Deposit growth, though steady, was 6.9%, while earning assets grew 14.5%. These growth measures exceeded the rate of growth in the first quarter of the current year, suggesting that the economic slowdown may have begun to exhibit signs of abatement. Total assets grew to $1.8 billion by the end of the second quarter while loans and deposits reached $1.0 billion and $1.2 billion, respectively at June 30, 2003. Mortgage generation activities continued to be robust as origination income was fueled by the lower interest rates and the affordability of financing for both new and existing homes.

     "Our second-quarter growth indicators have provided us with a basis for cautious optimism as we enter the second half of 2003," said Eddie L. Dunklebarger, President and Chief Executive Officer. "While we remain mindful of the potential adverse impact of falling interest rates and a slower economy on our core performance, we are beginning to see preliminary signs of recovery in certain aspects of our local economy."

     Performance continues to be favorably influenced by a credit quality profile that has reflected substantial improvement from the year earlier period. During both the first and second quarters of 2003, net charge-offs remained substantially below the amounts recorded throughout 2002, when net charge-offs reached .35% of total loans. Annualized net charge-offs in the first half of the year were .09%, reflecting Community's solid asset quality.

     During the first half of the year, Community completed its acquisitions of the Abstracting Company of York County, a title insurance and abstracting company, and Shultz Insurance Agency in Hanover, Pennsylvania. Earlier this month Community announced its agreement to acquire Your Insurance Partner, an insurance agency with offices in Mechanicsburg and Dillsburg, Pennsylvania, and the completion of its acquisition of Erie Financial Group, Ltd., a York, Pennsylvania-based mortgage banking company. The Corporation also opened its first banking facility in downtown Harrisburg in July. Community now operates a community office network of 46 branches, combined with an expansive ATM network and a variety of financial services offered through both its banking offices and through specialized subsidiaries.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, that is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.

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




                              Community Banks, Inc.

                         Selected Financial Information
            (Dollars in thousands, except per share data)


                                                                              Three Months Ended              Six Months Ended
                                                                                  June 30,                        June 30,
                                                                             2003           2002             2003            2002
                                                                        --------------------------------- -----------------------

Consolidated summary of operations:

     Interest income                                                     $  23,723      $  24,215         $  47,494     $  48,322
     Interest expense                                                       10,694         11,876            21,392        23,514
                                                                         ---------      ---------         ---------     ---------
       Net interest income                                                  13,029         12,339            26,102        24,808
     Provision for loan losses                                                 600            650             1,000         2,250
                                                                         ---------      ---------         ---------     ---------
       Net interest income after provision for loan losses                  12,429         11,689            25,102        22,558
                                                                         ---------      ---------         ---------     ---------

     Non-interest income:
     Investment management and trust services                                  333            304               650           505
     Service charges on deposit accounts                                     1,295            816             2,336         1,576
     Other service charges, commissions, and fees                              776            636             1,530         1,287
     Investment security gains                                                 500             18             1,547           536
     Insurance premium income and commissions                                  848            652             1,258         1,182
     Gains on loan sales                                                       445            101               871           486
     Other income                                                              809          1,136             1,203         1,773
                                                                         ---------      ---------         ---------     ---------
       Total non-interest income                                             5,006          3,663             9,395         7,345
                                                                         ---------      ---------         ---------     ---------

     Non-interest expenses:
     Salaries and employee benefits                                          6,276          5,178            12,176        10,330
     Net occupancy expense                                                   1,778          1,609             3,544         2,805
     Other operating expenses                                                3,335          3,240             6,458         6,315
                                                                         ---------      ---------         ---------     ---------
       Total non-interest expenses                                          11,389         10,027            22,178        19,450
                                                                         ---------      ---------         ---------     ---------
       Income before income taxes                                            6,046          5,325            12,319        10,453
     Income taxes                                                            1,070            706             2,242         1,383
                                                                         ---------      ---------         ---------     ---------

       Net income                                                        $   4,976      $   4,619         $  10,077     $  9,070
                                                                         =========      =========         =========     =========

     Net loan charge-offs                                                $     331      $     487         $     421     $   1,757
     Net interest margin (FTE)                                                3.49%          3.76%             3.59%         3.86%
     Efficiency ratio                                                        59.89%         58.11%            59.95%        56.55%
     Return on average assets                                                 1.12%          1.19%             1.17%         1.19%
     Return on average stockholders' equity                                  14.62%         16.25%            15.21%        15.86%
     Return on average realized equity 2]                                    15.68%         15.65%            16.18%        15.48%


Consolidated per share data: 1]

     Basic earnings per share                                            $     .52      $     .48         $    1.05     $     .93
                                                                         =========      =========         =========     =========

     Diluted earnings per share                                          $     .50      $     .46         $    1.02     $     .91
                                                                         =========      =========         =========     =========

     Book value at end of period                                         $   14.77      $   12.56         $   14.77     $   12.56
                                                                         =========      =========         =========     =========

     Realized book value at end of period 2]                             $   13.36      $   12.30         $   13.36     $   12.30
                                                                         =========      =========         =========     =========


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





                              Community Banks, Inc.

                         Selected Financial Information
            (Dollars in thousands, except per share data)



Consolidated balance sheet data:

                                                                      Three Months Ended                    Six Months Ended
                                                                          June 30,                            June 30,
                                                                  2003              2002                 2003          2002
                                                              -------------------------------       -----------------------------
Average total loans                                           $     979,173      $    886,266       $     947,413    $    873,771
Average earning assets                                            1,679,159         1,466,033           1,642,848       1,448,255
Average assets                                                    1,779,385         1,562,464           1,741,134       1,542,049
Average deposits                                                  1,170,052         1,094,832           1,149,089       1,066,485
Average stockholders' equity                                        136,489           113,993             133,645         115,302
Average diluted shares outstanding 1]                             9,868,000         9,951,000           9,842,000       9,945,000


                                                                 June 30,        December 31,        June 30,    6/30/03 vs. 6/30/02
                                                                  2003               2002              2002            % Change
                                                              -------------      ------------       ------------- ------------------


Assets                                                        $   1,842,683      $  1,679,898       $   1,591,409           15.79
Total loans                                                       1,004,067           904,568             883,026           13.71
Deposits                                                          1,194,225         1,132,913           1,113,676            7.23
Stockholders' equity 2]                                             128,438           122,624             119,360            7.61
Accumulated other comprehensive income                               13,624             6,538               2,502          444.52
Diluted shares outstanding 1]                                     9,872,000         9,848,000           9,966,000            (.94)


Non-accrual loans                                             $      11,281      $      9,393       $       9,094           24.05
Other real estate owned                                                 359             1,183                 411          (12.65)
                                                              -------------      ------------       -------------    ------------
     Total non-performing assets                                     11,640            10,576               9,505           22.46
Accruing loans 90 days past due                                          61               961                 981          (93.78)
                                                              -------------      ------------       -------------    ------------

     Total risk elements                                      $      11,701      $     11,537       $      10,486           11.59
                                                              =============      ============       =============    ============

Allowance for loan losses                                     $      12,922      $     12,343       $      12,626            2.34

Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                      1.29%             1.36%               1.43%
Allowance for loan losses to non-accrual loans                         115%              131%                139%
Non-accrual loans to total loans
     outstanding                                                      1.12%             1.04%               1.03%
Non-performing assets to total assets                                  .63%              .63%                .60%


1] Per share and share data have been restated to reflect a 5% stock dividend paid April 30, 2003.
2] Excluding accumulated other comprehensive income (loss).


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